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                                                                EXHIBIT 10.36

                              SEPARATION AGREEMENT

        This Agreement is made as of the last date set forth opposite any signature hereto between Patrick T. Bergamasco ("Employee") and ARI Network Services, Inc. (the "Company").


                          BACKGROUND OF THIS AGREEMENT

        The Employee and the Company have terminated their employment relationship, effective August 1, 1996. In view of this, they desire to resolve all aspects of the employment relationship between them, provide for certain severance arrangements, and reduce their agreement to writing.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties agree to as follows:


                                   AGREEMENT

        1. Unconditional Benefits to the Employee. Whether or not Employee chooses to execute this Agreement or exercise his revocation rights (as explained


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below), the Company will pay Employee all wages due through the last day worked and for all accrued and unused vacation.

        2. Conditional Benefits to the Employee. Subject to and conditional upon the Employee executing this Agreement within the time frame specified hereunder and the Employee not exercising his revocation rights hereunder, the Company agrees to provide the following benefits:

                A. The Company will continue to pay Employee's base salary for the work days within a 120 calendar day period; provided, however, that if Employee begins employment with another employer, the remaining payments will be reduced to the amount by which, if any, the Employee's weekly base salary at the Company exceeds the weekly base salary earned from the new employer. This benefit shall be in addition to all regular wages due the employee from the Company and shall be paid beginning on the first regular pay date following the third business day following the complete execution of this agreement and continuing for each regular pay period thereafter until the final payment on regular pay date following the 120th calendar day after the effective date. It is understood that this period of salary continuation does not extend to any benefit provided by the Company and it is expressly understood that all Company subsidies respecting benefits to which Employee was entitled


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        prior to the termination of his employment with the Company will cease effective the end of the month following separation. Further Employee's right, if any, to his and/or his spouse's or his dependents' medical insurance continuation rights as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall commence as provided by law on December 1, 1996.

                B. The Company agrees that it will not contest Employee's entitlement to unemployment compensation benefits. Employee acknowledges that he is not entitled to any of the benefits described in this paragraph absent his participation in this Agreement.

        3. Benefits to the Company. In exchange for the consideration provided in Paragraph 2, above, Employee agrees as follows:

                A. That, by signing this Agreement and accepting its terms, he will provide the release and covenant not to sue in Paragraph 5.

                B. That, during the severance period, Employee will be available, upon reasonable notice and without further compensation by the Company, to answer questions posed by the Company. In furtherance of this commitment, Employee agrees to keep the Company informed as to his whereabouts if he leaves town for a period of more


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        then three business days, so that the Company may contact him if necessary.

                C. That Employee will work with the Company to formulate a plan for transition of his department to Brian Dearing.

        4. Payments Under This Agreement. The Company shall deduct from payments made under this Agreement any federal, state or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law and all amounts payable to Employee under this Agreement are stated herein before any such deduction(s). The Company shall have the right to rely upon an opinion of its regular accountants or other tax advisors if any questions should arise as to any such deduction(s). All payments under this Agreement shall be made in accordance with the Company's regular payroll practices.

        5.      Release of Claims.

                A. Employee Release. In exchange for the benefits and payments to him described in this Agreement (which he acknowledges to be greater, in their totality, than any benefits due him absent this Agreement), the Employee hereby irrevocably and unconditionally releases, waives, and fully and forever discharges ARI Network Services, Inc., its related corporations and other businesses and their past and current agents, servants, officers, directors, stockholders, attorneys, and employees and their respective successors and


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        assigns (the "Released Parties") from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of any agreement, act, omission, occurrence, transaction or matter up to and including the date of this Agreement, including, without limitation, any and all claims relating to or arising out of his employment by the Company or the termination thereof. This Release of Claims includes, but is not limited to, any claims or remedies arising under or affected by Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended, the Americans With Disabilities Act, the Fair Labor Standards Act, as amended, the Family and Medical Leave Act of 1993, the Wisconsin Fair Employment Act, as amended, the Wisconsin Family and Medical Leave Act, or any other local, state or federal laws, whether statutorily codified or not, or any claim arising in contract or in tort.

                B. Agreement Not To Sue. To the fullest extent permitted by law, the Employee covenants and agrees not to bring any claim, action, suit or proceeding against any of the Released Parties, directly or indirectly, regarding or related in any manner to the matters released hereby and further covenants


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        and agrees that this Agreement is a bar to any such claim, action, suit or proceeding.

                C. Scope of Release. Nothing in the waivers or releases set forth in this Agreement shall be construed to constitute any release or waiver by the Employee of any rights or claims against the Company arising under this Agreement or after the date of this Agreement. This Release will not apply to any accrued, vested benefits that the Employee may have as of the date of the termination of his employment with the Company in any benefit plan maintained by the Company or respecting any claims under the Wisconsin Workers' Compensation Act.

                D. Waiver of Reinstatement. The Employee waives any and all rights to reinstatement to employment, and hereby agrees not to reapply for employment with the Company, its successors or related and/or affiliated companies.

        6. Stock Options. Employee understands and acknowledges and agrees that all unexercised stock options in the Company expired at the close of business on August 5, 1996.

        7. Non-Admission. Neither the negotiations concerning this Agreement, nor the actual provision of consideration set forth in this document, nor the Company's drafting or execution of this document shall be construed as an acknowledgement or


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admission by the Company of any liability to the Employee or any other individual or entity or of any wrongdoing under federal, state or local law.

        8. Confidentiality. The Employee agrees that the terms of this Agreement with the exception of Paragraph 12, and the discussions leading to its execution are confidential. He will not disclose any information concerning them or concerning Employee's termination of employment to anyone at any time unless compelled to do so under subpoena or other judicial process; fact or terms of this Agreement as required to administer this Agreement and Employee may make such disclosures to his spouse, if applicable, (who shall be informed of these requirements and shall be bound by them). Further, the employee may disclose such information to his attorneys and tax advisors.

        9. Non-Disparagement. Following the termination of Employee's employment on August 1, 1996, including the period of salary continuation, the Employee will conduct himself in a professional manner and will make no disparaging or negative comments regarding the Company, its employees, or its management.

        10. No Hiring, Recruiting of Company Employees. During the eighteen (18) months following his last day of employment with the Company, Employee agrees not to recruit or hire any individuals employed at the Company as of the last day of his employment at the Company for any position or employment other than at the Company. This prohibition is intended to prohibit Employee from directly participating


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in such activity, or encouraging any such Company employee to accept employment elsewhere or aiding or assisting another in the recruitment of such Company employee during such period. Nothing herein shall prevent Employee from providing personal references on behalf of ARI employees who are seeking employment outside of ARI.

        11. Entire Agreement. This Agreement constitutes the complete understanding between the parties concerning all matters affecting the Employee's employment with the Company and the termination thereof and supersedes all prior agreements, understandings and practices concerning such matters, including, without limitation, any prior employment agreement the Employee may have had with the Company, the provisions of any Company personnel documents, handbooks or policies and any prior customs or practices of the Company with respect to bonuses, severance pay, fringe benefits or otherwise.


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        12.     Additional Confidentiality Obligations

                A. Definition of Inventions. For purposes of this Paragraph 12, the term "Inventions" will mean all inventions, discoveries and/or product designs, improvements or copyrightable works conceived, authored or developed by Employee, either individually or jointly with others, at any time during the term of his employment by ARI or during the one year period thereafter which relate to ARI's business and were developed by Employee at the request of ARI or are based upon knowledge Employee gained as a result of his employment with ARI regarding ARI's business, products, services or marketing strategies.

                B. Title to Inventions. All Inventions shall be and remain the sole and exclusive property of ARI. Employee shall promptly and freely disclose any Inventions to ARI management personnel and, if requested to do so, provide ARI a written description thereof. Employee shall make and maintain adequate current written records of all Inventions in the form of notebook records, sketches, drawings or reports, which records shall be and remain the property of and available to ARI at all times.

                C. Other Work Product. All other work product produced within the scope of Employee's employment with ARI including, but not limited to, trade


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        secrets, trade names, trademarks, or any other Proprietary Information
        (as defined below), shall belong exclusively to ARI.

                D. Proprietary Information. Employee shall carefully guard the proprietary, confidential, private or non-published information relating to the business, operation or financial affairs of ARI or similar information owned by others which ARI is obligated by contract to keep confidential learned by Employee during his employment by ARI ("Proprietary Information"). Employee will not, at anytime during the term of his employment with ARI or thereafter, disclose to anyone, directly or indirectly, nor use for the benefit of Employee or third parties, any such Proprietary Information without the prior written consent of ARI. In the case of Proprietary Information which does not constitute a "trade secret" (as defined below) the confidentiality provisions of this paragraph will apply only during the two years after the date hereof. For purposes hereof, the term "trade secret" shall be defined as provided by State and Federal law.

                E. Return of Materials. Upon leaving the employ of ARI, Employee will not take with him, without the prior written consent of ARI, any software source or object code, engineering or manufacturing drawings, blueprints, letters, ledgers, customer or supplier information or lists, marketing materials, bills of material, or copies thereof, or any computer tapes, diskettes,


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        papers or records containing Proprietary Information or Inventions and
        Employee will return to ARI any of the same previously taken.

                F. Patent and Copyright Registrations. Employee will furnish such information and assistance as may be required by ARI, at its expense, to obtain, perfect, assign and/or maintain domestic and foreign patents or copyright registrations for any patentable inventions or copyrightable works conceived by Employee during the term of his employment by ARI. Employee also will, during and after his employment by ARI, without charge, review and execute any application or documents necessary to obtain such patents or copyright registrations and vest title thereto in ARI.

                G. Injunctions. Employee recognizes that irreparable and incalculable injury will result to ARI, its business and property, in the event of a breach by Employee of the restrictions imposed by this Paragraph 12. Employee therefore agrees that in the event of any such breach, ARI will be entitled, in addition to any other remedies and damages, to an injunction restraining further violation of such restrictions by Employee and by any other person for whom Employee may be acting or who is acting for, or in concert with, Employee. If ARI is awarded an injunction or other remedy in connection with the enforcement of such restrictions, Employee will pay all costs and expenses


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        (including attorneys' fees) reasonably incurred by ARI in such enforcement effort.

                H.      Restrictions Reasonable.  Employee acknowledges that:
        (i) Employee is familiar with the nature of ARI's business; (ii) Employee has read and understands the nature and scope of the restrictions set forth in this Agreement; and (iii) that ARI has invested and will continue to invest substantial effort and sums of money to develop and promote ARI products, services and goodwill together with Proprietary Information. Employee therefore acknowledges and represents that such restrictions are appropriate, necessary and reasonable for the protection of the business, goodwill and property rights of ARI and will not prevent employee from earning a living after the termination of his employment with ARI.

                I. Future Employers. For the period of two years immediately following the end of Employee's employment by ARI, Employee will inform each new employer, prior to accepting employment, of the existence of this Paragraph 12 and provide that employer with a copy of this Paragraph 12. ARI may, if it so desires, send a copy of this Paragraph 12 to, or otherwise make the provisions hereof known to, any such employer.

        13. No Prevailing Party Designation. The parties agree that this Agreement shall not be construed to render Employee a "prevailing party" within the


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meaning of any law, statute or ordinance allowing attorneys' fees and/or costs to a party who "prevails" in any manner or sense, nor shall this Agreement be deemed to constitute a factor supporting an award of attorneys' fees and/or costs under any law, statute or ordinance.

                14. Interpretation. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Company.

                15. Governing Law, Successors and Assigns. This Agreement shall be governed and construed in accordance with the laws of Wisconsin and shall be binding upon the parties hereto and their respective successors and assigns.

                IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement on the last day, month and year below written.


                                        ARI NETWORK SERVICES, INC.

8/8/96                                  By: /s/ Brian E. Dearing
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Date                                        Brian E. Dearing, President & CEO


8/8/96                                      /s/ Patrick T. Bergamasco
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Date                                        Patrick T. Bergamasco



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ADDENDUM

Acknowledgement of additional items as part of agreement:

-- Company will provide, at no expense to employee, the use of an office and administrative/secretarial support for a period of (4) months from the effective date of this agreement. Company will also provide continual use of the Company's telephone credit card for the four month period or until employee is successful in finding other employment whichever comes first. Use of the telephone credit card is to be for job-search purposes only.

-- Company will reimburse employee for up to $1,500 in expenses incurred with professional outplacement and or consulting services. Employee will submit an expense account for reimbursement of such fees.

-- At the conclusion of this agreement, 120 days from the effective date, and in the event that the employee has not secured acceptable employment employee may request an additional (2) months of severance, use of office and secretarial assistance. The employee understands that Company is under no obligation to grant such extension in whole or in part.




                                        ARI NETWORK SERVICES, INC.


8/8/96                                  By:  /s/ Brian E. Dearing
------------                            ---------------------------------
Date                                    Brian E. Dearing, President & CEO



8/8/96                                       /s/ Patrick T. Bergamasco
------------                            ----------------------------------
Date                                    Patrick T. Bergamasco




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